Exhibit 99.3

[LETTERHEAD OF MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors

Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317

Members of the Board:

      We hereby consent to the inclusion of our opinion letter dated July 23, 2004 to the Board of Directors of Mylan Laboratories Inc. (“Mylan”) as Annex B to the Joint Proxy Statement/ Prospectus relating to the proposed merger involving Mylan and King Pharmaceuticals, Inc., which Joint Proxy Statement/ Prospectus forms a part of the Registration Statement on Form S-4 of Mylan, and to the references to such opinion in the Joint Proxy Statement/ Prospectus under the captions “SUMMARY — The Merger — Opinions of Financial Advisors — Mylan” and “THE MERGER — Opinion of Financial Advisor to Mylan.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

September 3, 2004